Exhibit 99.2

3001 Deming Way Middleton, WI 53562-1431 P.O. Box 620992 Middleton, WI 53562-0992 (608) 275-3340

For Immediate Release	Investor/Media Contact: Joanne Chomiak 608-275-4458

Spectrum Brands Announces Pricing Terms and Accepted Tender Amounts for its

Tender Offer and Consent Solicitation

Middleton, WI, June 4, 2024 – Spectrum Brands Holdings, Inc. (NYSE: SPB), a leading global branded consumer products and home essentials company focused on driving innovation and providing exceptional customer service, announced today (i) the pricing and accepted tender amounts for the previously announced tender offer, as amended and supplemented by Spectrum Brands’ press release dated June 4, 2024 (the “Tender Offer”), to purchase for cash by its wholly-owned subsidiary, Spectrum Brands, Inc. (“Spectrum Brands”), of up to an aggregate principal amount of its outstanding 4.00% Senior Notes due 2026 (the “2026 Notes” or the “Euro Notes”), 5.00% Senior Notes due 2029 (the “2029 Notes”), 5.50% Senior Notes due 2030 (the “2030 Notes”) and 3.875% Senior Notes due 2031 (the “2031 Notes” and, together with the 2026 Notes, the 2029 Notes and the 2030 Notes, the “Notes,” and each, a “Series”) that may be purchased for a combined aggregate purchase price of up to $1,160.5 million (including accrued and unpaid interest, which also will be paid to, but excluding, the applicable Early Tender Settlement Date or the Final Settlement Date (each as defined below), as the case may be, but excluding fees and expenses relating to the Tender Offer) (the “Maximum Tender Offer Amount”) and (ii) the results for the previously announced solicitation of consents (the “Consent Solicitation”) to amend the indenture governing the 2026 Notes, dated as of September 20, 2016, as supplemented (the “2026 Notes Indenture”), the indenture governing the 2029 Notes, dated as of September 24, 2019, as supplemented (the “2029 Notes Indenture”), and the Indenture governing the 2030 Notes, dated as of June 30, 2020, as supplemented (the “2030 Notes Indenture” and, together with the 2026 Notes Indenture and the 2029 Notes Indenture, the “Indentures”). The Tender Offer and Consent Solicitation are being made on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated May 20, 2024, as amended and supplemented by Spectrum Brands’ press release, dated June 4, 2024 (as so amended and supplemented, the “Notes Statement”). As previously announced in Spectrum Brands’ press release dated June 4, 2024, Spectrum Brands has amended the Tender Offer and the Consent Solicitation to increase the previously announced Maximum Tender Offer Amount from $925.0 million to $1,160.5 million, as described in the Notes Statement.

As of the previously announced early tender time of 5:00 p.m., New York City time, on June 3, 2024 (the “Early Tender Time”), according to information provided by D.F. King, the information and tender agent (the “Information and Tender Agent”) for the Tender Offer and Consent Solicitation, the table below outlines the principal amount accepted for purchase for a combined aggregate purchase price of $1,160.5 million (including accrued and unpaid interest) as of the Early Tender Time for each Series.

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Title of Security	Security Identifiers(1)	Principal Amount of Notes Outstanding	Acceptance Priority Level	Aggregate Principal Amount Tendered	Aggregate Principal Amount Accepted for Purchase	Reference Treasury Security	Reference Yield	Fixed Spread (bps)	Total Consideration(2)	Proration Factor	Aggregate Purchase Price(3)
4.00% Senior Notes due 2026	ISIN No. XS1493295874 / XS1493296500 Common Code 149329587 / 149329650	€425,000,000	1	€407,340,000	€407,340,000	N/A	N/A	N/A	€1,000.00	100%	$446,915,463 (4)
5.00% Senior Notes due 2029	CUSIP No. 84762L AV7 / U84569 AK5, ISIN No. US84762LAV71 / USU84569AK55	$289,089,000	2	$284,231,000	$284,231,000	N/A	N/A	N/A	$1,000.00	100%	$287,270,693
5.50% Senior Notes due 2030	CUSIP No. 84762L AW5 / U84569 AL3, ISIN No. US84762LAW54 / USU84569AL39	$155,719,000	3	$142,475,000	$142,475,000	N/A	N/A	N/A	$1,000.00	100%	$145,805,353
3.875% Senior Notes due 2031	CUSIP No. 84762L AX3 / U84569 AM1 ISIN No. US84762LAX38 / USU84569AM12	$413,715,000	4	$375,107,000	$285,681,000	4.25% U.S. Treasury(5) due February 28, 2031	4.360%	+0	$971.88(6)	76%	$280,507,436

(1)

No representation is made as to the correctness or accuracy of the security identifiers listed in this table or printed on the Notes. They are provided solely for the convenience of Holders of the Notes.

(2)

Per $1,000 or €1,000 principal amount of Notes (as applicable) validly tendered and accepted for purchase for each Series, and not validly withdrawn at or prior to the Early Tender Time. Includes the Early Tender Payment, but excludes accrued and unpaid interest, which also will be paid to, but excluding, the applicable Early Tender Settlement Date.

(3)	Includes accrued and unpaid interest to, but excluding, the applicable Early Tender Settlement Date.
(4)

In calculating the combined aggregate purchase price of Notes validly tendered under the Tender Offer to determine whether the Maximum Tender Offer Amount has been reached, the principal amount of the 2026 Notes validly tendered was multiplied by the applicable Total Consideration (divided by 1,000), and converted into U.S. Dollars using the applicable exchange rate of 1.0880 (such calculation being referred to as the “U.S. Dollar Equivalent”), as of 11:00 a.m., New York City time, on June 4, 2024 as reported under the Bloomberg screen page “FXIP” under the heading “FX Rate vs. USD.”

(5)	The Bloomberg Reference Page is FIT6.
(6)

The Total Consideration for the 2031 Notes has been calculated by reference to the “Fixed Spread” specified in this table over the yield to maturity (the “Reference Yield”) based on the bid-side price of the “Reference Treasury Security” specified in this table, in accordance with standard market practice at 11:00 a.m., New York City time, on June 4, 2024. The formula for determining the Total Consideration for the 2031 Notes is set forth on Schedule A to the Notes Statement.

Because the aggregate principal amount of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Time has an aggregate purchase price exceeding the Maximum Tender Offer Amount, Spectrum Brands expects to accept for purchase all Notes validly tendered and not validly withdrawn at or prior to the Early Tender Time with Acceptance Priority Levels 1 through 3, and Notes validly tendered and not validly withdrawn at or prior to the Early Tender Time with Acceptance Priority Level 4 using a proration factor of approximately 76%, calculated in accordance with the Notes Statement. Holders who validly tender Notes after the Early Tender Time but on or before the Expiration Time will not have any of their Notes accepted for purchase. If any tendered Notes are not accepted for purchase for any reason pursuant to the terms and conditions of the Tender Offer, such Notes will be returned to the tendering Holder via a credit to an account maintained at the applicable Depositary, designated by the Direct Participant who so delivered such Notes to the Information and Tender Agent, promptly following the Expiration Time or the earlier termination of the Tender Offer.

General Information

Spectrum Brands’ obligations to complete the Tender Offer and Consent Solicitation are subject to and conditioned upon the satisfaction or waiver by Spectrum Brands of certain conditions, including the General Conditions, the Supplemental Indenture Conditions and the Total Consideration Condition (each as described in the Notes Statement), as applicable to a Series of Notes. There can be no

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assurance that either of the Tender Offer or Consent Solicitation will be consummated. Spectrum Brands may amend, extend or terminate the Tender Offer and Consent Solicitation, in its sole discretion. Spectrum Brands has the discretion to further upsize the Tender Offer and Consent Solicitation. Withdrawal rights for the Notes expired at 5:00 p.m., New York City time, on June 3, 2024, and have not been extended. The Early Tender Settlement Date for the 2026 Notes is expected to be June 17, 2024, and the Early Tender Settlement Date for the 2029 Notes, the 2030 Notes and the 2031 Notes is expected to be June 18, 2024 (as to a Series, the “Early Tender Settlement Date”).

Spectrum Brands intends to fund the Total Consideration (inclusive of the Early Tender Payment) and the Tender Offer Consideration (including, in each case, accrued and unpaid interest paid), plus all related fees and expenses, using cash on hand, including proceeds from asset sales, proceeds from the liquidation of short-term investments, and, if necessary, borrowings under its revolving facility under its Second Amended and Restated Credit Agreement, dated October 19, 2023, as amended through the date hereof. Notes that are tendered and accepted in the Tender Offer will cease to be outstanding and will be cancelled.

The Tender Offer and Consent Solicitation remain scheduled to expire at 5:00 p.m., New York City time, on June 18, 2024, unless extended, earlier terminated or (in the case of the Consent Solicitation) earlier expired by Spectrum Brands in its sole discretion (the “Expiration Time”). The “Final Settlement Date” for the Tender Offer will promptly follow the Expiration Time and is expected to be June 21, 2024.

The terms and conditions of the Tender Offer are described in the Notes Statement.

Spectrum Brands and its affiliates reserve the right, in their sole discretion, to redeem any of the Notes that remain outstanding after the completion of the Tender Offer in accordance with the terms of the respective indentures governing the Notes, to repurchase any such Notes in open market purchases, privately negotiated transactions or otherwise, upon such terms and at such prices as they may determine, which in each case may be more or less than the price to be paid pursuant to the Tender Offer, to defease the covenants of the Notes, including the covenant on the “Limitation on Asset Sales,” or to satisfy and discharge Spectrum Brands’ obligations pursuant to the indentures governing such Notes. Spectrum Brands expects to redeem any 2026 Notes that remain outstanding following the applicable Early Tender Settlement Date on June 20, 2024. This press release does not constitute a notice of redemption.

In certain circumstances, the “Limitation on Asset Sales” covenant in the indenture governing the 2031 Notes may require Spectrum Brands to make offers to purchase the 2031 Notes (“Asset Sale Offers”) using the “net proceeds” of the previously announced sale of its Hardware and Home Improvement business to ASSA ABLOY, completed on June 20, 2023 (as defined in the indenture governing the 2031 Notes, the “Net Proceeds”), if such amount of Net Proceeds available for Asset Sale Offers exceeds $50.0 million on June 20, 2024, among other conditions. Following Spectrum Brands’ expected purchase of Notes accepted for purchase in the Tender Offer on the Early Tender Settlement Dates, and the expected redemption of any 2026 Notes that remain outstanding following the applicable Early Tender Settlement Date, Spectrum Brands expects to have Net Proceeds below $50.0 million available for Asset Sale Offers, as calculated pursuant to the indenture governing the 2031 Notes, and therefore does not expect to conduct any Asset Sale Offer for the 2031 Notes that remain outstanding following the Early Tender Settlement Date.

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Spectrum Brands has retained RBC Capital Markets, LLC, J.P. Morgan Securities LLC (with respect to the 2029 Notes, the 2030 Notes and the 2031 Notes, collectively, the “USD Notes”), J.P. Morgan Securities plc (with respect to the Euro Notes) and UBS Securities LLC to serve as the Dealer Managers for the Tender Offer and Solicitation Agents for the Consent Solicitation. Requests for documents may be directed to D.F. King, the Information and Tender Agent at (800) 549-6864 (toll-free) or +44 (0) 20 7920 9700 (for the Euro Notes). Questions regarding the Tender Offer may be directed to RBC Capital Markets, LLC at (877) 381-2099 (toll-free) or (212) 618-7843 (collect) (for the USD Notes) and at +44 20 7029 7529 (for the Euro Notes), to J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-7489 (collect) (for the USD Notes), J.P. Morgan Securities plc (for the Euro Notes) at +44 20 7134 4353, or UBS Securities LLC at (833) 690-0971 (toll-free) or (212) 882-5723 (collect).

This press release is for informational purposes only. The Tender Offer and Consent Solicitation are being made solely by the Notes Statement. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such offering, solicitation or sale would be unlawful. Any offers of concurrently offered securities will be made only by means of a private offering memorandum. The Tender Offer and Consent Solicitation are not being made to Holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Tender Offer or Consent Solicitation to be made by a licensed broker or dealer, the Tender Offer and Consent Solicitation will be deemed to be made on behalf of Spectrum Brands by the Dealer Managers and Solicitation Agents, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

None of Spectrum Brands, the Information and Tender Agent, the Dealer Managers and Solicitation Agents or any of their respective affiliates makes any recommendation as to whether Holders should tender or refrain from tendering their Notes, and no person or entity has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to tender Notes and, if so, the principal amount of the Notes to tender.

About Spectrum Brands Holdings, Inc.

Spectrum Brands Holdings is a home-essentials company with a mission to make living better at home. We focus on delivering innovative products and solutions to consumers for use in and around the home through our trusted brands. We are a leading supplier of specialty pet supplies, lawn and garden and home pest control products, personal insect repellents, shaving and grooming products, personal care products, and small household appliances. Helping to meet the needs of consumers worldwide, Spectrum Brands offers a broad portfolio of market-leading, well-known and widely trusted brands including Tetra®, DreamBone®, SmartBones®, Nature’s Miracle®, 8-in-1®, FURminator®, Healthy-Hide®, Good Boy®, Meowee!®, OmegaOne®, Spectracide®, Cutter®, Repel®, Hot Shot®, Rejuvenate®, Black Flag®, Liquid Fence®, Remington®, George Foreman®, Russell Hobbs®, BLACK + DECKER®, PowerXL®, Emeril Lagasse®, and Copper Chef®. For more information, please visit www.spectrumbrands.com. Spectrum Brands – A Home Essentials Company™.

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Forward-looking Statements

We have made or implied certain forward-looking statements in this document and may make additional oral forward-looking statements from time to time. All statements, other than statements of historical facts included or incorporated by reference in this document, including, without limitation, statements or expectations regarding our business strategy, future operations, financial condition, estimated revenues, projected costs, inventory management, earnings power, projected synergies, prospects, plans and objectives of management, outcome of any litigation and information concerning expected actions of third parties are forward-looking statements. When used in this document, the words future, anticipate, pro forma, seek, intend, plan, envision, estimate, believe, belief, expect, project, forecast, outlook, earnings framework, goal, target, could, would, will, can, should, may and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Since these forward-looking statements are based upon our current expectations of future events and projections and are subject to a number of risks and uncertainties, many of which are beyond our control and some of which may change rapidly, actual results or outcomes may differ materially from those expressed or implied herein, and you should not place undue reliance on these statements. Important factors that could cause our actual results to differ materially from those expressed or implied herein include, without limitation: (1) the economic, social and political conditions or civil unrest, terrorist attacks, acts of war, natural disasters, other public health concerns or unrest in the United States (“U.S.”) or the international markets impacting our business, customers, employees (including our ability to retain and attract key personnel), manufacturing facilities, suppliers, capital markets, financial condition and results of operations, all of which tend to aggravate the other risks and uncertainties we face; (2) the impact of a number of local, regional and global uncertainties could negatively impact our business; (3) the negative effect of the Russia-Ukraine war and the Israel-Hamas war and their impact on those regions and surrounding regions, including the Middle East, and on our operations and those operations of our customers, suppliers and other stakeholders; (4) our increased reliance on third-party partners, suppliers and distributors to achieve our business objectives; (5) the impact of expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring and optimization activities, including changes in inventory and distribution center changes which are complicated and involve coordination among a number of stakeholders, including our suppliers and transportation and logistics handlers; (6) the impact of our indebtedness and financial leverage position on our business, financial condition and results of operations; (7) the impact of restrictions in our debt instruments on our ability to operate our business, finance our capital needs or pursue or expand business strategies; (8) any failure to comply with financial covenants and other provisions and restrictions of our debt instruments; (9) the effects of general economic conditions, including the impact of, and changes to tariffs and trade policies, inflation, recession or fears of a recession, depression or fears of a depression, labor costs and stock market volatility or monetary or fiscal policies in the countries where we do business; (10) the impact of fluctuations in transportation and shipment costs, fuel costs, commodity prices, costs or availability of raw materials or terms and conditions available from suppliers, including suppliers’ willingness to advance credit; (11) interest rate fluctuations; (12) changes in foreign currency exchange rates that may impact our purchasing power, pricing and margin realization within international jurisdictions; (13) the loss of, significant reduction in or dependence upon, sales to any significant retail customer(s), including their changes in retail inventory levels and management thereof; (14) competitive promotional activity or

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spending by competitors, or price reductions by competitors; (15) the introduction of new product features or technological developments by competitors and/or the development of new competitors or competitive brands; (16) changes in consumer spending preferences and demand for our products, particularly in light of economic stress; (17) our ability to develop and successfully introduce new products, protect intellectual property and avoid infringing the intellectual property of third parties; (18) our ability to successfully identify, implement, achieve and sustain productivity improvements, cost efficiencies (including at our manufacturing and distribution operations) and cost savings; (19) the seasonal nature of sales of certain of our products; (20) the impact weather conditions may have on the sales of certain of our products; (21) the effects of climate change and unusual weather activity as well as our ability to respond to future natural disasters and pandemics and to meet our environmental, social and governance goals; (22) the cost and effect of unanticipated legal, tax or regulatory proceedings or new laws or regulations (including environmental, public health and consumer protection regulations); (23) public perception regarding the safety of products that we manufacture and sell, including the potential for environmental liabilities, product liability claims, litigation and other claims related to products manufactured by us and third parties; (24) the impact of existing, pending or threatened litigation, government regulation or other requirements or operating standards applicable to our business; (25) the impact of cybersecurity breaches or our actual or perceived failure to protect company and personal data, including our failure to comply with new and increasingly complex global data privacy regulations; (26) changes in accounting policies applicable to our business; (27) our discretion to adopt, conduct, suspend or discontinue any share repurchase program or conduct any debt repayments, redemptions, repurchases or refinancing transactions (including our discretion to conduct purchases or repurchases, if any, in a variety of manners including open-market purchases, privately negotiated transactions, tender offers, redemptions, or otherwise); (28) our ability to utilize net operating loss carry-forwards to offset tax liabilities; (29) our ability to separate the Company’s Home and Personal Care (“HPC”) business and create an independent Global Appliances business on expected terms, and within the anticipated time period, or at all, and to realize the potential benefits of such business; (30) our ability to create a pure play consumer products company composed of our Global Pet Care (“GPC”) and Home & Garden (“H&G”) business and to realize the expected benefits of such creation, and within the anticipated time period, or at all; (31) our ability to successfully implement, and realize the benefits of, acquisitions or dispositions and the impact of any such transactions on our financial performance; (32) the impact of actions taken by significant shareholders; (33) the unanticipated loss of key members of senior management and the transition of new members of our management teams to their new roles; and (34) the other risk factors set forth in the securities filings of Spectrum Brands Holdings, Inc. and SB/RH Holdings, LLC, including the 2023 Annual Report and subsequent Quarterly Reports on Form 10-Q. Some of the above-mentioned factors are described in further detail in the sections entitled Risk Factors in our annual and quarterly reports, as applicable. You should assume the information appearing in this document is accurate only as of the date hereof, or as otherwise specified, as our business, financial condition, results of operations and prospects may have changed since such date. Except as required by applicable law, including the securities laws of the U.S. and the rules and regulations of the United States Securities and Exchange Commission, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

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